UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2007 (July 24, 2007)

Eagle Bulk Shipping Inc.

(Exact Name of Registrant as Specified in its Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500

(Registrant's telephone number, including area code)

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 24, 2007, Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Kyrini Shipping Inc., a Liberian corporation (“Seller”), for the purchase by the Company of all of the issued and outstanding shares of capital stock of 19 wholly owned subsidiaries of Seller (the “Purchased Entities”). The purchase price for the Purchased Entities is $150 million plus the reimbursement to Seller of any installment payment made by Seller pursuant to the Construction Contracts (as defined below) prior to the closing of the transaction (the “Seller Advances”).

The Purchased Entities’ primary assets consist of contracts for the construction of eighteen drybulk vessels and options for the construction of a further eight drybulk vessels (the “Construction Contracts”). Total payments under the Construction Contacts (including the options which the Company intends to exercise) are approximately $944 million (including the Seller Advances). The Construction Contracts call for the vessels to be delivered between August 2008 and April 2012. The Company intends to finance the construction of the 26 drybulk vessels through borrowings under a new proposed $1.6 billion credit facility, which is subject to the negotiation of definitive documentation.

The Stock Purchase Agreement contains standard representations, warranties and covenants for a transaction of this type and size, including certain indemnification provisions. In support of its indemnification obligations, Seller has agreed to (i) escrow a portion of the purchase price until certain post closing events have occurred and (ii) maintain a minimum net worth of $10 million for approximately 15 months post closing.

The closing of the transaction, which is subject to closing conditions customary to a transaction of this type and size, is expected to occur on or before August 14, 2007. Both Seller and the Company will have the right to terminate the Stock Purchase Agreement if the closing has not occurred on or before such date.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of the Stock Purchase Agreement, which is filed as Exhibit 10.1 hereto and which is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 25, 2007, the Company issued a press release announcing the acquisition of 26 Supramax vessels in connection with the transaction described in Item 1.01. A copy of the press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

As referenced in the press release attached as Exhibit 99.1, the Company held a conference call on July 25, 2007 at 8:30 a.m., Eastern Time. A complete copy of the presentation materials used during such call are attached as Exhibit 99.2 to this current report on Form 8-K.

                The information in this Item 7.01 and in Exhibit 99.1 and Exhibit 99.2 is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Stock Purchase Agreement, dated as of July 24, 2007, between Eagle Bulk Shipping Inc. and Kyrini Shipping Inc.
	99.1	Press Release dated July 25, 2007.
	99.2	Conference Call Presentation Materials dated July 25, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By:
Name:	Alan S. Ginsberg
Title:	Chief Financial Officer

Date: July 30, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of July 24, 2007, between Eagle Bulk Shipping Inc. and Kyrini Shipping Inc.
99.1	Press Release dated July 25, 2007.
99.2	Conference Call Presentation Materials dated July 25, 2007.

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